EXHIBIT 99.1

IR Contact:	Press Contact:
Ken Tinsley	Zenobia Austin
Opsware Inc.	Opsware Inc.
408/212-5241	408/212-5220
ktinsley@opsware.com	zenobia@opsware.com

OPSWARE INC. EXPECTS TO EXCEED CASH GUIDANCE;
BOARD AUTHORIZES SHARE REPURCHASE PROGRAM
Company Will Report Full Quarter Results on December 10, 2002

Sunnyvale, CA—November 19, 2002—Opsware Inc. (NASDAQ:OPSW) today announced that the company expects to exceed its previously disclosed cash target of $65 million following the sale of its managed services business to EDS and the payment of certain obligations relating to that business. Management now expects the cash figure will be $67.5 million or more. Given the company’s favorable cash position, the Board of Directors has authorized the repurchase of up to $5 million worth of the company’s common stock.

“The management team and board of directors are confident in the company and we are pleased to be announcing this program which is in the best interest of all shareholders,” said Ben Horowitz, CEO and president of Opsware. The timing and amount of any repurchase will depend on market conditions for the company’s common stock, applicable legal requirements and other factors. A portion of the repurchased shares may be used for the Company’s employee benefit plans, and the balance will be available for other general corporate purposes.

The company also announced that it will report results for its third fiscal quarter on December, 10, 2002 after the market close. Management will host a conference call to discuss the results at 2:00 p.m. (PT). Interested parties may access the live webcast of the conference call at www.opsware.com/ir. Questions in advance of the call should be directed to Ken Tinsley, Opsware’s treasurer and director of investor relations.

About Opsware Inc (Nasdaq: OPSW)
Opsware Inc, formerly Loudcloud, is the leading provider of data center automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. The Opsware System uniquely combines process automation with built in operations knowledge on over 60 technologies. Opsware was the foundation of Loudcloud’s software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

# # #

Loudcloud and Opsware are service marks and trademarks of Loudcloud, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectation that it will exceed its previously disclosed cash guidance, the possibility that the Company may repurchase its shares under the repurchase program and the possible use of any such shares for the Company’s employee benefit plans and for other general corporate purposes. Cash, as used in this press release, includes cash, cash equivalents, short term investments, and temporarily restricted cash. Actual results may differ materially from those set forth in the forward-looking statements in this press release. Factors that could affect these forward-looking statements include, but are not limited to changes in the level of the Company’s cash resources and liabilities and the Company’s planned uses of such resources, changes in the Company’s stock price, and economic and market conditions generally. More information about these and other factors that could affect Opsware’s business and financial results is included in Opsware’s definitive proxy statement filed with the SEC on July 10, 2002, Form 10-K filed with the SEC on May 1, 2002 (as amended on June 20, 2002) and Opsware’s Form 10-Q filed with the SEC on September 13, 2002 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no duty to update these forward-looking statements.